Exhibit 1.1

PURCHASE AGREEMENT

November 12, 2019

Deutsche Bank Securities Inc.

as Representative of the several Initial Purchasers,

60 Wall St.

New York, New York 10005

Ladies and Gentlemen:

Nexstar Broadcasting, Inc., a Delaware corporation (the “Issuer”), a wholly owned subsidiary of Nexstar Media Group, Inc., a Delaware corporation (“Parent”), proposes to issue and sell to the several Initial Purchasers named in Schedule I hereto (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule I of additional notes (the “Notes”) of the same class as the Issuer’s previously issued 5.625% Senior Notes due 2027 (the “Existing Notes”). Deutsche Bank Securities Inc. (“DBSI”) has agreed to act as the representative of the several Initial Purchasers (the “Representative”) in connection with the offering and sale of the Notes (the “Offering”).

The Notes will be issued pursuant to that certain indenture, dated as of July 3, 2019 (as amended or supplemented prior to the date hereof, the “Existing Indenture”), among the Issuer, Parent, Mission Broadcasting, Inc., a Delaware corporation (“Mission”), the other guarantors listed in Schedule II hereto (together with Parent and Mission, the “Guarantors”) and Citibank, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture, to be dated as of the Closing Date (as defined below) (the “Supplemental Indenture” and, together with the Existing Indenture, the “Indenture”), to be entered into among the Issuer, the Guarantors and the Trustee. The Notes will constitute “Additional Notes” under the Indenture and, except as described in the Pricing Disclosure Package and the Final Offering Memorandum, will have terms identical to the Existing Notes and will be treated as a single class of debt securities for all purposes under the Indenture. The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”).

The obligations of the Issuer, including the due and punctual payment of principal, premium, if any, and interest on the Notes, will be fully and unconditionally guaranteed (the “Guarantees”) on a senior unsecured basis, jointly and severally, by (i) the Guarantors and (ii) any subsidiary of the Issuer formed or acquired after the Closing Date that is required to provide a guarantee under the Indenture, and their respective successors and assigns, in each case, if and for so long as such entities are required to provide a guarantee under the Indenture. The Notes and the Guarantees are herein collectively referred to as the “Securities”. While Parent (i) will unconditionally guarantee the Notes and (ii) is referred to as a “Guarantor” in this Agreement, Parent will not be considered a “Guarantor” (as such term is defined in the Indenture) under the Indenture and will not be subject to the covenants and other provisions of the Indenture, other than the provisions relating to the creation and other provisions of the Guarantee related thereto.

For purposes of this Agreement, the term “Transactions” means, collectively, (i) the issuance and sale of the Securities; (ii) the redemption of all of the Issuer’s outstanding 5.875% senior notes due 2022 and 6.125% senior notes due 2022 (the “Refinancing”); and (iii) the payment of all fees and expenses related thereto.

The Issuer understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of Securities are made is referred to as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulations S under the Securities Act (“Regulation S”)).

The Issuer has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated November 12, 2019 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated November 12, 2019 (the “Pricing Supplement”), describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement, taken together, are herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, the Issuer will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Final Offering Memorandum”).

All references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Final Offering Memorandum.

Each of the Issuer and the Guarantors hereby confirms its agreement with each of the Initial Purchasers as follows:

SECTION 1.    Representations and Warranties. As of the date hereof and as of the Closing Date, the Issuer and the Guarantors, jointly and severally, hereby represent, warrant and covenant to each Initial Purchaser as follows; provided, however, that Mission makes no representations or warranties with respect to the Issuer, Parent or Parent’s subsidiaries and the Issuer, Parent and Parent’s subsidiaries make no representations or warranties with respect to Mission (references in this Section 1 to the “Offering Memorandum” are to (i) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (ii) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)    No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)    No Integration of Offerings or General Solicitation. None of the Issuer, the Guarantors, their respective affiliates (as such term is defined in Rule 501 under the Securities Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom none of the Issuer or the Guarantors make any representation or warranty) has, directly or indirectly, (i) solicited any offer to buy or offered to sell, nor will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act or (ii) engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Issuer, the Guarantors, their Affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom neither the Issuer nor the Guarantors make any representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) the Issuer, each of the Guarantors and their Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom none of the Issuer or the Guarantors make any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

(c)    Eligibility for Resale Under Rule 144A. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

(d)    The Pricing Disclosure Package and the Final Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Sale, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(b), as applicable) as of the Closing Date, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Issuer in writing by any Initial Purchaser through the Representative expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be (it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof). Neither the Issuer nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package, the Final Offering Memorandum, any electronic road show or other written communication listed on Annex A hereto, or any other written communication approved in writing in advance by the Representative and except as provided for or allowed herein.

(e)    Issuer Additional Written Communications. Neither the Issuer nor any Guarantor has prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, (iii) any electronic road show or other written communications listed on Annex A hereto, and (iv) any other written communication approved in writing in advance by the Representative, in each case used in accordance with Section 3(a). Each such communication by the Issuer, the Guarantors or their agents and representatives pursuant to clauses (iii) and (iv) of the preceding sentence (each, an “Issuer Additional Written Communication”), when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from each such Issuer Additional Written Communication made in reliance upon and in conformity with information furnished to the Issuer in writing by any Initial Purchaser through the Representative expressly for use in any Issuer Additional Written Communication (it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof).

(f)    Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the Pricing Disclosure Package, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)    The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors.

(h)    Authorization of the Notes and the Guarantees. The Notes to be purchased by the Initial Purchasers from the Issuer will, on the Closing Date, be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Issuer and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (the “Enforceability Exceptions”) and will be entitled to the benefits of the Indenture. On or prior to the Closing Date, the Guarantees will have been duly authorized by each of the Guarantors and, when the Supplemental Indenture has been duly executed and delivered by each of the parties thereto as provided in the Existing Indenture and upon the due execution, authentication, issuance and delivery of the Securities in accordance with the Existing Indenture and their sale to, and payment therefor by, the Initial Purchasers as provided in this Agreement, will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with the terms of the Indenture, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(i)    Authorization of the Existing Indenture and the Supplemental Indenture. The Existing Indenture has been duly authorized, executed and delivered by the Issuer and each of the Guarantors and constitutes a valid and binding obligation of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions. The Supplemental Indenture will, at the Closing Date, have been duly authorized, executed and delivered by the Issuer and each of the Guarantors and will (assuming the due authorization, execution and delivery thereof by the Trustee) constitute a valid and binding obligation of the Issuer and each of the Guarantors enforceable against the Issuer and each of the Guarantors in accordance with its terms, subject to the Enforceability Exceptions.

(j)    Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

(k)    No Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum (exclusive of any amendment or supplement thereto) and/or the documents incorporated by reference therein, subsequent to the date of the most recent financial statements of Parent included in the Offering Memorandum (exclusive of any amendment or supplement thereto): (i) there has been no Material Adverse Change (as hereinafter defined); (ii) none of the Issuer, the Guarantors and their respective subsidiaries, considered as one entity, has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or material agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Issuer or any Guarantor, except for dividends paid to the Issuer or any Guarantor or any of their respective subsidiaries on any class of capital stock or membership or other equity interests, or repurchase or redemption by the Issuer, the Guarantors or their respective subsidiaries of any class of capital stock or membership or other equity interests.

(l)    Independent Accountants of Parent. PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of Parent filed with the Commission and included or incorporated by reference in the Offering Memorandum, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(m)    Independent Accountants of Tribune. PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of Tribune Media Company, a Delaware corporation (“Tribune”), filed with the Commission and included or incorporated by reference in the Offering Memorandum, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(n)    Independent Accountants of Mission. PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of Mission filed with the Commission and included or incorporated by reference in the Offering Memorandum, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(o)    Preparation of the Financial Statements. The consolidated financial statements, together with the related schedules and notes, included or incorporated by reference in the Offering Memorandum present fairly the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth or incorporated by reference in the Offering Memorandum under the caption “Summary Historical Consolidated Financial and Other Data of Nexstar” fairly presents the information set forth therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Offering Memorandum. The pro forma combined financial statements of the Parent and its subsidiaries and the related notes thereto included or incorporated by reference in the Offering Memorandum present fairly the information contained therein, have been prepared in accordance with Regulation S-X and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Offering Memorandum and the Pricing Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

The statistical and market-related data and forward-looking statements included in the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Issuer believes to be reliable and accurate and represent their good faith estimates that are made on the basis of data derived from such sources.

(p)    Incorporation and Good Standing of the Issuer and the Guarantors. Each of the Issuer, the Guarantors and their respective subsidiaries has been duly incorporated or organized and is validly existing, in good standing under the laws of the jurisdiction of its incorporation or organization and has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, to the extent each is a party thereto, to enter into and perform their obligations under each of this Agreement, the Securities and the Indenture, as applicable. Each of the Issuer, the Guarantors and their respective subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of each subsidiary of Parent has been duly authorized and validly issued, is fully paid and nonassessable and is owned by Parent directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Offering Memorandum and/or the documents incorporated by reference therein and other than those currently granted pursuant to the Issuer’s and Mission’s existing senior credit facilities.

As used in this Agreement, the term “Material Adverse Change” means any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Issuer, Mission, Parent and their respective subsidiaries, considered as one entity.

(q)    Capitalization. The capitalization of Parent is as set forth in the Offering Memorandum under the caption “Capitalization” in the “Actual” column. All of the issued and outstanding shares of the common stock of the Issuer and Parent (the “Common Stock”) have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Issuer or Parent.

(r)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Issuer, the Guarantors or their respective subsidiaries is (i) in violation of its charter or by-laws, or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Issuer, the Guarantors or any of their respective subsidiaries, is a party or by which it or any of them may be bound or to which any of the property or assets of the Issuer, the Guarantors or any of their respective subsidiaries is subject (including, without limitation, (i) the Existing Indenture and (ii) the Existing Notes) (each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. Each of the Applicable Actions (as defined below) (i) has been duly authorized by all necessary corporate or similar action and will not result in any violation of the provisions of the charter or by-laws, of the Issuer, the Guarantors or any of their respective subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance (other than the liens created by the Issuer’s and Mission’s existing senior credit facilities) upon any property or assets of any of the Issuer, any of the Guarantors or any of their respective subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to any of the Issuer, any of the Guarantors or any of their respective subsidiaries and (iv) will not require any prior consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, except such as have been obtained or made and are in full force and effect under the Securities Act, the rules and regulations of the Federal Communications Commission (“FCC”), applicable state securities or blue sky laws and except such as may be required in connection with perfecting security interests pursuant to the Issuer’s and Mission’s existing senior credit facilities.

As used herein, “Applicable Actions” refers to the consummation of the Transactions, the consummation of any other transactions contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, the issuance and delivery of the Securities by the Issuer and the Guarantors, the execution and delivery of the Supplemental Indenture by the Issuer and the Guarantors and the performance of the Indenture by the Issuer and the Guarantors.

As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer or any of its subsidiaries.

(s)    No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or, to the best of the Issuer’s knowledge, threatened (i) against or affecting the Issuer, the Guarantors or any of their respective subsidiaries or (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Issuer, the Guarantors or any of their respective subsidiaries, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Issuer, the Guarantors or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Issuer, the Guarantors or their respective subsidiaries exists or, to the best of the Issuer’s knowledge, is threatened or imminent.

(t)    Intellectual Property Rights. The Issuer, the Guarantors or their respective subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. None of the Issuer, the Guarantors or their respective subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Change. None of the technology employed by the Issuer, the Guarantors or their respective subsidiaries has been obtained or is being used by any of them in violation of any contractual obligation binding on it, or to the knowledge of the Issuer or any Guarantor, any of their officers, directors or employees or otherwise in violation of the rights of any person.

(u)    All Necessary Permits, Etc. The Issuer, the Guarantors and each of their respective subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and none of the Issuer, the Guarantors nor any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(v)    FCC Licenses.

(i)    The Issuer, the Guarantors and their respective subsidiaries hold such validly issued FCC licenses and authorizations as are necessary to operate their respective television stations (the “Stations”) as they are currently operated (collectively, the “FCC Licenses”), and each such FCC License is in full force and effect.

(ii)    Neither the Issuer nor any Guarantor has knowledge of any condition imposed by the FCC as part of any FCC License, which condition is neither set forth on the face thereof as issued by the FCC nor contained in the rules and regulations of the FCC or the Communications Act of 1934, as amended (the “Communications Act”) applicable generally to stations of the type, nature, class or location of the Station in question. Each Station has been and is being operated in all material respects in accordance with the terms and conditions of the FCC Licenses applicable to it and the rules and regulations of the FCC and the Communications Act.

(iii)    There are no proceedings pending or, to the knowledge of the Issuer or the Guarantors, threatened which may result in the revocation, modification, non-renewal or suspension of any of the FCC Licenses, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any Station or its operations, other than any matters which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change and proceedings affecting the television broadcasting industry in general.

(iv)    All reports, applications and other documents required to be filed by the Issuer, the Guarantors and each of their respective subsidiaries with the FCC with respect to the Stations and the issuance and the sale of the Securities contemplated hereby have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Issuer nor any Guarantor has knowledge of any matters that would reasonably be expected to result in the suspension or revocation of or the refusal to renew any of the FCC Licenses or the imposition on the Issuer, the Guarantors or any of their respective subsidiaries of any material fines or forfeitures by the FCC, or which would reasonably be expected to result in the suspension, revocation, rescission, reversal or modification of any Station’s authorization to operate as currently authorized under the rules and regulations of the FCC and the Communications Act.

(v)    There are no unsatisfied or otherwise outstanding citations issued by the FCC with respect to any Station or its operations.

(w)    Network Affiliation Agreements. Each of the network affiliation agreements between the broadcast television stations owned or operated by the Issuer, the Guarantors or any of their respective subsidiaries and the applicable networks have been duly authorized, executed and delivered by the Issuer, the Guarantors or the respective subsidiaries and constitute valid and legally binding agreements of the respective parties thereto.

(x)    Local Services Agreements. The local service agreements (as such term is used in the Offering Memorandum, the “Local Service Agreements”) between the Issuer, the Guarantors or any of their respective subsidiaries and the other parties thereto have been duly authorized, executed and delivered by the Issuer, the Guarantors or their respective subsidiaries and constitute valid and legally binding agreements of the respective parties thereto.

(y)    Condition of Stations. All of the material properties, equipment and systems of the Issuer, the Guarantors and their respective subsidiaries, and the Stations owned and/or operated by them are, and all material properties, equipment and systems to be added in connection with any contemplated Station expansion or construction will be, in a condition which is sufficient for the operation thereof in accordance with the past practice of the Station in question, and are and will be in compliance with all applicable standards, rules or requirements imposed by (a) any governmental agency or authority, including, without limitation, the FCC, and (b) any FCC License, in each case except where such noncompliance or condition could not reasonably be expected to result in a Material Adverse Change.

(z)    Title to Properties. The Issuer, the Guarantors and each of their respective subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(r) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except Permitted Liens (as such term is defined in the Offering Memorandum) or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Issuer, the Guarantors or any of their respective subsidiaries and other than those currently granted pursuant to the Issuer’s and Mission’s existing senior credit facilities). The real property, improvements, equipment and personal property held under lease by the Issuer, the Guarantors or any of their respective subsidiaries are held under valid and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Issuer, the Guarantors or any of their respective subsidiaries.

(aa)    Tax Law Compliance. The Issuer, the Guarantors and their respective subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid (other than those being contested in good faith and by appropriate proceedings) by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except with respect to any such state or foreign taxes where such failure to make such filings or pay such taxes would not result in a Material Adverse Change. The Parent and its subsidiaries have made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(o) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Issuer, the Guarantors or any of their consolidated subsidiaries, as the case may be, has not been finally determined.

(bb)    The Issuer and Guarantors are not “Investment Companies.” None of the Issuer or the Guarantors is, and after receipt of payment for the Securities and application of such proceeds as described in the Pricing Disclosure Package and Final Offering Memorandum will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Issuer and Guarantors will conduct their respective businesses in a manner so that they will not become subject to the Investment Company Act.

(cc)    Insurance. The Issuer, the Guarantors and their respective subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses, including, but not limited to, policies covering real and personal property owned or leased by the Issuer, the Guarantors or their respective subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Issuer has no reason to believe that they, the Guarantors or any of their respective subsidiaries will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct their business as now conducted and at a cost that would not result in a Material Adverse Change. None of the Issuer, the Guarantors or any of their respective subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(dd)    Solvency. The Issuer and each of the Guarantors is, and immediately after the consummation of the Transactions will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair saleable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature in the normal course of business and (iv) such person does not have unreasonably small capital.

(ee)    No Price Stabilization or Manipulation. None of the Issuer or any of the Guarantors has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Issuer (including, without limitation, the Existing Notes) to facilitate the sale or resale of the Securities.

(ff)    Disclosure Controls and Procedures. Each of Parent and Mission maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by each of Parent and Mission in reports that they respectively file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to each of their respective management as appropriate to allow timely decisions regarding required disclosure. Parent and Mission have each carried out evaluations of the effectiveness of their disclosure controls and procedures as and when required by Rule 13a-15 of the Exchange Act.

(gg)    Accounting Controls. Parent and Mission and their respective subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. None of Parent or Mission is aware of any material weaknesses or significant deficiencies in its respective internal controls.

(hh)    ERISA Compliance. The Issuer, the Guarantors and their respective subsidiaries, and each “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Issuer, the Guarantors, their respective subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance in all material respects with ERISA and the Internal Revenue Code of 1986, as amended, and the regulations, and published interpretations thereunder (the “Code”). “ERISA Affiliate” means, with respect to the Issuer, the Guarantors or any of their respective subsidiaries, any member of a group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Issuer, the Guarantors or any of their respective subsidiaries is a member. No “reportable event” (as described in Section 4043(c) of ERISA), other than any such event for which the 30-day notice requirement has been waived pursuant to applicable regulations has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Issuer, the Guarantors, any of their respective subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” subject to Title IV of ERISA established or maintained by the Issuer, the Guarantors, any of their respective subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have a material “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(16) and 4001(a)(18) of ERISA). Neither the Issuer, the Guarantors, any of their respective subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or a favorable determination letter has been requested within the applicable remedial amendment period), and nothing has occurred, whether by action or failure to act, which would adversely affect the qualified status of such plan. Except as disclosed in the Offering Memorandum and/or the documents incorporated by reference therein, there has not been, nor is there reasonably likely to be, a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Issuer compared to the amount of such contributions made in the Issuer’s most recently complete fiscal year. For the purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Issuer may have any liability. The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve a prohibited transaction that is subject to section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

(ii)    Regulation S. The Issuer, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Issuer and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States.

(jj)    No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Issuer, the Guarantors or any of their respective subsidiaries to or for the benefit of any of the officers or directors of the Issuer, the Guarantors or any of their respective subsidiaries or any of the members of any of them, except as disclosed in the Pricing Disclosure Package and the Final Offering Memorandum and/or the documents incorporated by reference therein.

(kk)    No Unlawful Contributions or Other Payments. Neither the Issuer, the Guarantors, nor any of their respective subsidiaries nor, to the knowledge of the Issuer or any Guarantor, any director, officer, agent, employee or affiliate of the Issuer or the Guarantors or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Issuer, the Guarantors, their subsidiaries and, to the knowledge of the Issuer and the Guarantors, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(ll)    No Conflict with Money Laundering Laws. The operations of the Issuer, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Guarantors or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer and the Guarantors, threatened.

(mm)    No Conflict with Sanctions Laws. None of the Issuer, the Guarantors, nor any of their respective subsidiaries nor, to the knowledge of the Issuer or any Guarantor, any director, officer, agent, employee or affiliate of the Issuer, the Guarantors or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce or the U.S. Department of State (collectively “Sanctions”), nor are the Issuer, the Guarantors or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions. The Issuer and the Guarantors will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan, Crimea or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions.

(nn)    Cyber Security; Data Protection. To the knowledge of the Issuer, (A) there has been no material security breach or incident, unauthorized access or disclosure, or other material compromise of or relating to Parent’s, Mission’s or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by Parent or Mission or their respective subsidiaries, and any such data processed or stored by third parties on behalf of Parent, Mission and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) none of Parent or its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any material security breach or incident, unauthorized access or disclosure or other material compromise to their IT Systems and Data and (C) Parent and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. To the knowledge of the Issuer, Parent, Mission and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

Any certificate signed by an officer of the Issuer or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Issuer or such Guarantor to the Initial Purchasers as to the matters set forth therein.

SECTION 2.    Purchase, Sale and Delivery of the Securities.

(a)    The Securities. The Issuer and each of the Guarantors agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Issuer the principal amount of Securities set forth opposite its name on Schedule I, at the purchase price of 104.125% of the principal amount thereof, plus accrued interest from July 3, 2019 to the Closing Date.

(b)    The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (or such other place as may be agreed to by the Issuer and the Representative) at 9:00 a.m. New York City time, on November 22, 2019, or such other time as the Representative shall designate by notice to the Issuer (the time and date of such closing are called the “Closing Date”).

(c)    Delivery of the Securities. The Issuer shall deliver, or cause to be delivered, to the Representative for the accounts of the several Initial Purchasers certificates for the Notes on the Closing Date against the irrevocable release of a wire transfer of immediately available funds in the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)    Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Issuer that:

(i)    it will offer and sell Securities only to (a) persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A (“Qualified Institutional Buyers”) in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex B to this Agreement;

(ii)    it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the Securities Act;

(iii)    it has not and will not offer or sell Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act;

(iv)    with respect to offers and sales outside the United States, it has offered the Securities and will offer and sell the Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, only to those it reasonably believes to be Qualified Institutional Buyers in accordance with Rule 144A or in accordance with Rule 903 of Regulation S. Accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;

(v)    the Initial Purchasers have not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Securities, will not, use, authorize the use of, refer to or distribute any material in connection with the offering and sale of the Securities other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package, the Final Offering Memorandum, (ii) any written communication that does not contain any “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any written communication listed on Annex A hereto or prepared pursuant to Section 3(b) below (including any electronic road show), (iii) any written communication prepared by such Initial Purchaser and approved by the Issuer in writing, or (iv) any written communication relating to or that contains the preliminary and/or final terms of the Securities or their offering and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum; and

(vi)    for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5, counsel for the Issuer may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in this Section 2 (including Annex B hereto), and each Initial Purchaser hereby consents to such reliance.

SECTION 3.     Additional Covenants. The Issuer and each of the Guarantors, jointly and severally, further covenants and agrees with each Initial Purchaser as follows:

(a)    Preparation of Final Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements and Issuer Additional Written Communications. As promptly as practicable following the Time of Sale and in any event not later than the second business day following the date hereof, the Issuer will prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. Except as provided for or allowed herein, the Issuer will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. The Issuer will not amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Representative shall previously have been furnished a copy of the proposed amendment or supplement at least two business days prior to the proposed use or filing, and shall not have reasonably objected to such amendment or supplement. Before making, preparing, using, authorizing, approving or distributing any Issuer Additional Written Communication, the Issuer will furnish to the Representative a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representative reasonably objects.

(b)    Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package to comply with law, the Issuer and the Guarantors will immediately notify the Initial Purchasers thereof and forthwith prepare and (subject to Section 3(a) hereof) furnish to the Initial Purchasers such amendments or supplements to any of the Pricing Disclosure Package as may be necessary so that the statements in any of the Pricing Disclosure

Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that any of the Pricing Disclosure Package will comply with all applicable law. If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum, as then amended or supplemented, in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading, or if in the reasonable judgment of the Representative or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Issuer and the Guarantors agree to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances at the Closing Date and at the time of sale of Securities, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.

The Issuer and the Guarantors hereby expressly acknowledge that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.

(c)    Copies of the Final Offering Memorandum. The Issuer agrees to furnish to the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Final Offering Memorandum and any amendments and supplements thereto as they shall reasonably request.

(d)    Blue Sky Compliance. The Issuer and each of the Guarantors shall cooperate with the Representative and counsel for the Representative to qualify or register the Securities for offer and sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Issuer nor any Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Issuer will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer and each of the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)    Use of Proceeds. The Issuer shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.

(f)    The Depositary. The Issuer will cooperate with the Initial Purchasers and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)    Additional Issuer Information. So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, at any time when the Issuer or the Guarantors are not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Issuer shall furnish, at its expense, upon request, to holders and beneficial owners of the Securities and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of Rule 144A(d)(4).

(h)    Agreement Not to Offer or Sell Additional Securities. During the period of 30 days following the date hereof, neither the Issuer nor the Guarantors will, without the prior written consent of DBSI (which consent may be withheld at the sole discretion of DBSI), directly or indirectly, sell, offer, contract to sell, or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities of the Issuer or the Guarantors (other than as contemplated by this Agreement or the Offering Memorandum).

(i)    No Integration. The Issuer agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Issuer of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Issuer to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(j)    No General Solicitation or Directed Selling Efforts. The Issuer agrees that it will not and will not permit any of its Affiliates or any other person acting on their behalf or their Affiliates’ behalf (other than the Initial Purchasers, as to which no covenant is given) to (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts with respect to the Securities within the meaning of Regulation S, and the Issuer will and will cause all such persons to comply with the offering restrictions requirement of Regulation S with respect to the Securities.

(k)    No Restricted Resales. The Issuer will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes that have been reacquired by any of them, except for Notes purchased by the Issuer or any of its affiliates and resold in a transaction (i) registered under the Securities Act or (ii) exempt from registration under the Securities Act.

(l)    Legended Securities. Each certificate for a Note will bear the legend contained in Section 7(c).

The Representative, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Issuer or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.    Payment of Expenses. The Issuer agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities, (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Issuer’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, and all fees and expenses of Mission’s and Tribune’s independent public or certified public accountants pertaining to the financial statements and supporting schedules of Mission or Tribune, as applicable, and included or incorporated by reference in the Final Offering Memorandum, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Indenture and the Securities, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Issuer, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky or the provincial laws of Canada and, if requested by the Initial Purchasers, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by FINRA, if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuer and the Guarantors in connection with the approval of the Securities by the Depositary for “book-entry” transfer and (x) 50% of all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation. Except as provided in this Section 4 and Section 6 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.    Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Issuer and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)    Accountants’ Comfort Letter of Parent and Mission. On the date hereof, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for Parent and Mission, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and PricewaterhouseCoopers LLP, covering the financial information included or incorporated by reference in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and PricewaterhouseCoopers LLP, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information included or incorporated by reference in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than two days prior to the Closing Date.

(b)    Accountants’ Comfort Letter of Tribune. On the date hereof, the Initial Purchasers shall have received from PricewaterhouseCoopers LLP, the independent registered public accounting firm for Tribune, a “comfort letter” dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and PricewaterhouseCoopers LLP, covering the financial information included or incorporated by reference in the Pricing Disclosure Package and other customary matters. In addition, on the Closing Date, the Initial Purchasers shall have received from such accountants a “bring-down comfort letter” dated the Closing Date addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative and PricewaterhouseCoopers LLP, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information included or incorporated by reference in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than two days prior to the Closing Date.

(c)    No Material Adverse Change or Ratings Agency Change.

(i)    for the period from and after the date of the most recent financial statements of Parent included in the Final Offering Memorandum (exclusive of any amendment or supplement thereto) and prior to the Closing Date, in the judgment of the Representative, there shall not have occurred any Material Adverse Change; and

(ii)    for the period from and after the date of this Agreement and prior to the Closing Date there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness (including, without limitation, the Existing Notes) of the Issuer, the Guarantors or any of their respective subsidiaries by any “nationally recognized statistical rating organization” as such term is used in relation to Section 3(a)(62) of the Exchange Act.

(d)    Opinion of Counsel for the Issuer. On the Closing Date, the Initial Purchasers shall have received the opinion of Kirkland & Ellis LLP, counsel for the Issuer, dated as of such Closing Date, substantially in the form agreed upon by Kirkland & Ellis LLP and the Representative.

(e)    Opinion of Regulatory Counsel for the Issuer. On the Closing Date, the Initial Purchasers shall have received the opinion of Wiley Rein LLP, special regulatory counsel for the Issuer, dated as of such Closing Date, substantially in the form agreed upon by Wiley Rein LLP and the Representative.

(f)    Opinion of Counsel for the Initial Purchasers. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, dated as of the Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(g)    Officer’s Certificate. On the Closing Date, the Initial Purchasers shall have received written certificates executed by an executive officer of the Issuer and each Guarantor who has specific knowledge of the Issuer’s and the Guarantors’ financial matters, as applicable, and is satisfactory to the Representative, dated as of the Closing Date, to the effect that:

(i)    for the period from and after the date of the most recent financial statements of Parent included or incorporated by reference in the Final Offering Memorandum (exclusive of any amendment or supplement thereto) and prior to the Closing Date, there has not occurred any Material Adverse Change;

(ii)    for the period from and after the date of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities or indebtedness (including, without limitation, the Existing Notes) of the Issuer, the Guarantors or any of their respective subsidiaries by any “nationally recognized statistical rating organization” is used in relation to Section 3(a)(62) of the Exchange Act;

(iii)    the representations and warranties of the Issuer and the Guarantors set forth in Section 1 of this Agreement were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iv)    the Issuer and each Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(h)    CFO Certificate. On the date hereof and the Closing Date, the Initial Purchasers shall have received a written certificate of the Chief Financial Officer of the Parent, in form and substance as agreed with counsel for the Initial Purchasers and dated the date hereof or the Closing Date, as applicable, regarding certain financial information contained in the Pricing Disclosure Package and the Final Offering Memorandum, as applicable.

(i)    Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Issuer at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 6.    Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuer or the Guarantors to perform any agreement herein or to comply with any provision hereof, the Issuer agrees to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, but not limited to, reasonable fees and disbursements of counsel, postage, facsimile and telephone charges.

SECTION 7.    Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Issuer and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)    Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S, upon the terms and conditions set forth in Annex B hereto, which Annex B is hereby expressly made a part hereof.

(b)    The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)    Upon original issuance by the Issuer, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE

EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Issuer or the Guarantors for any losses, damages or liabilities suffered or incurred by the Issuer or the Guarantors, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.    Indemnification.

(a)    Indemnification of the Initial Purchasers. The Issuer and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuer), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by DBSI) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) (it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuer may otherwise have.

(b)    Indemnification of the Issuer and the Guarantors. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Issuer and each Guarantor, each of their respective directors and each person, if any, who controls the Issuer or any such Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuer, any such Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuer by such Initial Purchaser through the Representative expressly for use therein; and to reimburse the Issuer, any such Guarantor and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by such Issuer, any such Guarantor or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Issuer and the Guarantors hereby acknowledge that, for purposes of this entire Agreement, the only information that the Initial Purchasers through the Representative have furnished to the Issuer expressly for use in the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Additional Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the third sentence in the sixth paragraph, concerning market-making, and the ninth and tenth paragraphs, concerning short positions, under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), approved by the indemnifying party (DBSI in the case of Sections 8(b) and 9 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)    Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.    Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the Offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuer, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Issuer and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Issuer and the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Issuer and the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule I. For purposes of this Section 9, each affiliate, director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Issuer or any Guarantor, and each person, if any, who controls the Issuer or any Guarantor with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuer and the Guarantors.

SECTION 10.    Termination of This Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representative by notice given to the Issuer if at any time (i) trading or quotation in any of the Issuer’s or the Guarantors’ Securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on any such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities or a material disruption has occurred in the securities settlement or clearance services in the United

States; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package and Final Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Issuer or a Guarantor shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Issuer or any Guarantor regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 10 shall be without liability on the part of (A) the Issuer or any Guarantor to any Initial Purchaser, except that the Issuer and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (B) any Initial Purchaser to the Issuer, or (C) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 11.    Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Guarantors, each of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Issuer, the Guarantors, or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

c/o Deutsche Bank Securities Inc.

as Representative of the several Initial Purchasers,

60 Wall Street

New York, NY 10005

Facsimile: (212) 797-4877)

Attention: Leveraged Debt Capital Markets, Second Floor

If to the Issuer or any Guarantor:

Nexstar Broadcasting, Inc.

545 East John Carpenter Freeway, Suite 700

Irving, Texas 75062

Facsimile: (972) 373-8800

Attention: Thomas E. Carter

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile: (212) 446-6460

Attention: Joshua N. Korff, Esq.

  Marsha Mogilevich, Esq.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14.    Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by the Representative on behalf of the Initial Purchasers, and any such action taken by the Representative shall be binding upon the Initial Purchasers.

SECTION 15.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.    Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.     Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Courts that any such Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 18.    Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule I bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Issuer for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case, either the Initial Purchasers or the Issuer shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Final Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 18. Any action taken under this Section 18 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 19.     No Advisory or Fiduciary Responsibility. Each of the Issuer and the Guarantors acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the several Initial Purchasers, on the other hand, and the Issuer is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer and the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer and the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Issuer and the Guarantors on other matters) or any other obligation to the Issuer and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and the Guarantors, and the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Issuer and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Issuer and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty in connection with the Securities.

SECTION 20.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery as a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

SECTION 21.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)    For purposes of this Section 20:

(i)    “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)    “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)    “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

NEXSTAR BROADCASTING, INC.

By:	/s/ Thomas E. Carter
	Name:	Thomas E. Carter
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Purchase Agreement]

LIN TELEVISION OF TEXAS, INC.
NEXSTAR MEDIA GROUP, INC.

By:	/s/ Thomas E. Carter
	Name:	Thomas E. Carter
	Title:	Chief Financial Officer

[Signature Page to Purchase Agreement]

MISSION BROADCASTING, INC.

By:	/s/ Dennis P. Thatcher
	Name:	Dennis P. Thatcher
	Title:	President and Treasurer

[Signature Page to Purchase Agreement]

501 N. ORANGE HOLDCO, LLC

AL-HUNTSVILLE-200 HOLMES AVENUE, LLC

AR-FORT SMITH-318 NORTH 13TH STREET, LLC

AR-VAN BUREN-179 GLADEWOOD ROAD, LLC

CA-4655 FRUITRIDGE ROAD, LLC

CA-LATS SOUTH, LLC

CA-LOS ANGELES TIMES SQUARE, LLC

CA-OLYMPIC PLANT, LLC

CHICAGOLAND TELEVISION NEWS, LLC

CLASSIFIED VENTURES HOLDCO, LLC

CO-1006 LOOKOUT MOUNTAIN ROAD, LLC

CO-CLEAR CREEK COUNTY-ARGENTINE PASS, LLC

CO-DENVER-100 EAST SPEER BOULEVARD, LLC

CO-GOLDEN-21214 CEDAR LAKE ROAD, LLC

CT-121 WAWARME AVENUE, LLC

CT-285 BROAD STREET, LLC

CT-WTIC, LLC

FL-633 NORTH ORANGE AVENUE, LLC

FL-DEERFIELD PLANT, LLC

FL-ORLANDO SENTINEL, LLC

FOXCO ACQUISITION FINANCE CORPORATION

FOXCO ACQUISITION SUB, LLC

FOXCO ACQUISITION, LLC

IA-ALLEMAN POLK COUNTY, LLC

IA-DES MOINES-1801 GRAND AVENUE, LLC

IL-11201 FRANKLIN AVENUE, LLC

IL-16400 SOUTH 105TH COURT, LLC

IL-2501 WEST BRADLEY PLACE, LLC

IL-3249 NORTH KILPATRICK, LLC

IL-3722 VENTURA DRIVE, LLC

IL-720 ROHLWING ROAD, LLC

IL-777 WEST CHICAGO AVENUE, LLC

IL-HENRY COUNTY-RUSTIC HILL, LLC

IL-MOLINE-3003 PARK 16 STREET, LLC

IL-ORION-2880 NORTH 1100 AVENUE, LLC

IL-TRIBUNE TOWER, LLC

IN-2350 WESTLANE ROAD, LLC

IN-6910 NETWORK PLACE, LLC

IN-TRAFALGAR WTTV, LLC

IN-WINDFALL WTTV, LLC

KDAF, LLC

KIAH, LLC

KPLR, INC.

KRCW, LLC

KSTU LICENSE, LLC

KSTU, LLC

KSWB, LLC

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Treasurer

[Signature Page to Purchase Agreement]

KTLA, LLC

KTVI LICENSE, LLC

KTVI, LLC

KTXL, LLC

KWGN, LLC

LOCAL TV AIRCRAFT, INC.

LOCAL TV FINANCE CORPORATION

LOCAL TV FINANCE, LLC

LOCAL TV HOLDINGS, LLC

LOCAL TV NORFOLK REAL ESTATE, LLC

LOCAL TV, LLC

MAGIC T MUSIC PUBLISHING COMPANY, LLC

MD-3400 CARLINS PARK DRIVE, LLC

MD-601 N. CALVERT, LLC

MD-NORTH CALVERT STREET, LLC

MI-3117 PLAZA DRIVE, LLC

MI-DAVIS ROAD, LLC

MO-KANSAS CITY-3020 SUMMIT STREET, LLC

MO-ST LOUIS-EMIL AVENUE, LLC

NC-HIGH POINT-2005 FRANCIS STREET, LLC

NC-SOFIA-4119 OLD COURTHOUSE ROAD, LLC

OAK BROOK PRODUCTIONS, LLC

OH-CLEVELAND-5800 SOUTH MARGINAL ROAD, LLC

OH-PARMA-4501 WEST PLEASANT VALLEY ROAD, LLC

OK-OKLAHOMA CITY-EAST BRITTON ROAD, LLC

OR-10255 SW ARCTIC DRIVE, LLC

PA-550 EAST ROCK ROAD, LLC

PA-2005 SOUTH QUEEN STREET, LLC

PA-5001 WYNNEFIELD AVENUE, LLC

PA-LUZERNE COUNTY-PENOBSCOT MOUNTAIN, LLC

PA-MOOSIC-16 MONTAGE MOUNTAIN ROAD, LLC

PA-MORNING CALL, LLC

PA-RANSOM, LLC

PA-SOUTH ABINGTON-RT 11 AND MORGAN HWY, LLC

RIVERWALK HOLDCO II, LLC

RIVERWALK HOLDCO, LLC

TN-MEMPHIS-803 CHANNEL 3 DRIVE, LLC

TOWER DISTRIBUTION COMPANY, LLC

TOWERING T MUSIC PUBLISHING COMPANY, LLC

TREH CM MEMBER 2, LLC

TREH COSTA MESA, LLC

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Treasurer

[Signature Page to Purchase Agreement]

TRIBUNE (FN) CABLE VENTURES, LLC

TRIBUNE BROADCASTING COMPANY II, LLC

TRIBUNE BROADCASTING COMPANY, LLC

TRIBUNE BROADCASTING DENVER LICENSE, LLC

TRIBUNE BROADCASTING DENVER, LLC

TRIBUNE BROADCASTING FORT SMITH LICENSE, LLC

TRIBUNE BROADCASTING FORT SMITH, LLC

TRIBUNE BROADCASTING HARTFORD, LLC

TRIBUNE BROADCASTING INDIANAPOLIS, LLC

TRIBUNE BROADCASTING KANSAS CITY, INC.

TRIBUNE BROADCASTING NORFOLK, LLC

TRIBUNE BROADCASTING OKLAHOMA CITY LICENSE, LLC

TRIBUNE BROADCASTING OKLAHOMA CITY, LLC

TRIBUNE BROADCASTING SEATTLE, LLC

TRIBUNE ENTERTAINMENT COMPANY, LLC

TRIBUNE MEDIA COMPANY

TRIBUNE NATIONAL MARKETING COMPANY, LLC

TRIBUNE REAL ESTATE HOLDINGS II, LLC

TRIBUNE REAL ESTATE HOLDINGS, LLC

TRIBUNE TELEVISION NEW ORLEANS, INC.

TX-7700 WESTPARK DRIVE, LLC

TX-8001 JOHN CARPENTER FREEWAY, LLC

UT-SALT LAKE CITY-AMELIA EARHART DRIVE, LLC

VA-216 IRONBOUND ROAD, LLC

VA-NORFOLK-720 BOUSH STREET, LLC

VA-PORTSMOUTH-1318 SPRATLEY STREET, LLC

VA-RICHMOND, LLC

VA-SUFFOLK-5277 NANSEMOND PARKWAY, LLC

WA-1813 WESTLAKE AVENUE, LLC

WDAF LICENSE, INC.

WDAF TELEVISION, INC.

WDCW, LLC

WGHP LICENSE, LLC

WGHP, LLC

WGN CONTINENTAL BROADCASTING COMPANY, LLC

WHNT LICENSE, LLC

WHNT, LLC

WHO LICENSE, LLC

WHO TELEVISION, LLC

WI-BROWN DEER-9001 NORTH GREEN BAY ROAD, LLC

WI-MILWAUKEE-1100 EAST CAPITAL DRIVE, LLC

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Treasurer

[Signature Page to Purchase Agreement]

WITI LICENSE, LLC

WITI TELEVISION, LLC

WJW LICENSE, LLC

WJW TELEVISION, LLC

WNEP, LLC

WPHL, LLC

WPIX, LLC

WPMT, LLC

WQAD LICENSE, LLC

WQAD, LLC

WREG LICENSE, LLC

WREG, LLC

WSFL, LLC

WTVR LICENSE, LLC

WTVR, LLC

WXMI, LLC

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Treasurer

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

Acting on behalf of itself and as the Representative

of the several Initial Purchasers named in the attached Schedule I.

By: DEUTSCHE BANK SECURITIES INC.

By:	/s/ Alexandra Barth
Name: Alexandra Barth
Title: Managing Director

By:	/s/ Manfred Affenzeller
Name: Manfred Affenzeller
Title: Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchasers	Aggregate Principal amount of Securities to be Purchased
Deutsche Bank Securities Inc.	$182,875,000
Credit Suisse Securities (USA) LLC	$116,375,000
MUFG Securities Americas Inc.	$66,500,000
SunTrust Robinson Humphrey, Inc.	$66,500,000
BofA Securities, Inc.	$33,250,000
BNP Paribas Securities Corp.	$33,250,000
Citizens Capital Markets, Inc.	$33,250,000
Fifth Third Securities, Inc.	$33,250,000
Goldman Sachs & Co. LLC	$33,250,000
Capital One Securities, Inc.	$16,625,000
Citigroup Global Markets Inc.	$16,625,000
Mizuho Securities USA LLC	$16,625,000
Regions Securities LLC	$16,625,000

$665,000,000

Sch. I-1

SCHEDULE II

Guarantors

Guarantor Name	State or Other Jurisdiction of Incorporation or Organization
Nexstar Media Group, Inc.	Delaware
501 N. Orange Holdco, LLC	Delaware
AL-Huntsville-200 Holmes Avenue, LLC	Delaware
AR-Fort Smith-318 North 13th Street, LLC	Delaware
AR-Van Buren-179 Gladewood Road, LLC	Delaware
CA-4655 Fruitridge Road, LLC	Delaware
CA-LATS South, LLC	Delaware
CA-Los Angeles Times Square, LLC	Delaware
CA-Olympic Plant, LLC	Delaware
Chicagoland Television News, LLC	Delaware
Classified Ventures Holdco, LLC	Delaware
CO-1006 Lookout Mountain Road, LLC	Delaware
CO-Clear Creek County-Argentine Pass, LLC	Delaware
CO-Denver-100 East Speer Boulevard, LLC	Delaware
CO-Golden-21214 Cedar Lake Road, LLC	Delaware
CT-121 Wawarme Avenue, LLC	Delaware
CT-285 Broad Street, LLC	Delaware
CT-WTIC, LLC	Delaware
FL-633 North Orange Avenue, LLC	Delaware
FL-Deerfield Plant, LLC	Delaware
FL-Orlando Sentinel, LLC	Delaware

Sch. II—1

IA-Alleman Polk County, LLC	Delaware
IA-Des Moines-1801 Grand Avenue, LLC	Delaware
IL-11201 Franklin Avenue, LLC	Delaware
IL-16400 South 105th Court, LLC	Delaware
IL-2501 West Bradley Place, LLC	Delaware
IL-3249 North Kilpatrick, LLC	Delaware
IL-3722 Ventura Drive, LLC	Delaware
IL-720 Rohlwing Road, LLC	Delaware
IL-777 West Chicago Avenue, LLC	Delaware
IL-Henry County-Rustic Hill, LLC	Delaware
IL-Moline-3003 Park 16 Street, LLC	Delaware
IL-Orion-2880 North 1100 Avenue, LLC	Delaware
IL-Tribune Tower, LLC	Delaware
IN-2350 Westlane Road, LLC	Delaware
IN-6910 Network Place, LLC	Delaware
IN-Trafalgar WTTV, LLC	Delaware
IN-Windfall WTTV, LLC	Delaware
KDAF, LLC	Delaware
KIAH, LLC	Delaware
KRCW, LLC	Delaware
KSTU License, LLC	Delaware
KSTU, LLC	Delaware
KSWB, LLC	Delaware
KTLA, LLC	Delaware
KTVI License, LLC	Delaware

Sch. II—2

KTVI, LLC	Delaware
KTXL, LLC	Delaware
KWGN, LLC	Delaware
Lin Television of Texas, Inc.	Delaware
Local TV Norfolk Real Estate, LLC	Delaware
Magic T Music Publishing Company, LLC	Delaware
MD-3400 Carlins Park Drive, LLC	Delaware
MD-601 N. Calvert, LLC	Delaware
MD-North Calvert Street, LLC	Delaware
MI-3117 Plaza Drive, LLC	Delaware
MI-Davis Road, LLC	Delaware
MO-Kansas City-3020 Summit Street, LLC	Delaware
MO-St Louis-Emil Avenue, LLC	Delaware
NC-High Point-2005 Francis Street, LLC	Delaware
NC-Sofia-4119 Old Courthouse Road, LLC	Delaware
Oak Brook Productions, LLC	Delaware
OH-Cleveland-5800 South Marginal Road, LLC	Delaware
OH-Parma-4501 West Pleasant Valley Road, LLC	Delaware
OK-Oklahoma City-East Britton Road, LLC	Delaware
OR-10255 SW Arctic Drive, LLC	Delaware
PA-550 East Rock Road, LLC	Delaware
PA-2005 South Queen Street, LLC	Delaware
PA-5001 Wynnefield Avenue, LLC	Delaware
PA-Luzerne County-Penobscot Mountain, LLC	Delaware
PA-Moosic-16 Montage Mountain Road, LLC	Delaware

Sch. II—3

PA-Morning Call, LLC	Delaware
PA-Ransom, LLC	Delaware
PA-South Abington-RT 11 and Morgan Hwy, LLC	Delaware
Riverwalk Holdco II, LLC	Delaware
Riverwalk Holdco, LLC	Delaware
TN-Memphis-803 Channel 3 Drive, LLC	Delaware
Tower Distribution Company, LLC	Delaware
Towering T Music Publishing Company, LLC	Delaware
TREH CM Member 2, LLC	Delaware
TREH Costa Mesa, LLC	Delaware
Tribune (FN) Cable Ventures, LLC	Delaware
Tribune Broadcasting Company II, LLC	Delaware
Tribune Broadcasting Company, LLC	Delaware
Tribune Broadcasting Denver License, LLC	Delaware
Tribune Broadcasting Denver, LLC	Delaware
Tribune Broadcasting Fort Smith License, LLC	Delaware
Tribune Broadcasting Fort Smith, LLC	Delaware
Tribune Broadcasting Hartford, LLC	Delaware
Tribune Broadcasting Indianapolis, LLC	Delaware
Tribune Broadcasting Norfolk, LLC	Delaware
Tribune Broadcasting Oklahoma City License, LLC	Delaware
Tribune Broadcasting Oklahoma City, LLC	Delaware
Tribune Broadcasting Seattle, LLC	Delaware
Tribune Entertainment Company, LLC	Delaware

Sch. II—4

Tribune Media Company	Delaware
Tribune National Marketing Company, LLC	Delaware
Tribune Real Estate Holdings II, LLC	Delaware
Tribune Real Estate Holdings, LLC	Delaware
Tribune Television New Orleans, Inc.	Delaware
TX-7700 Westpark Drive, LLC	Delaware
TX-8001 John Carpenter Freeway, LLC	Delaware
UT-Salt Lake City-Amelia Earhart Drive, LLC	Delaware
VA-216 Ironbound Road, LLC	Delaware
VA-Norfolk-720 Boush Street, LLC	Delaware
VA-Portsmouth-1318 Spratley Street, LLC	Delaware
VA-Richmond, LLC	Delaware
VA-Suffolk-5277 Nansemond Parkway, LLC	Delaware
WA-1813 Westlake Avenue, LLC	Delaware
WDCW, LLC	Delaware
WGHP License, LLC	Delaware
WGHP, LLC	Delaware
WGN Continental Broadcasting Company, LLC	Delaware
WHNT License, LLC	Delaware
WHNT, LLC	Delaware
WHO License, LLC	Delaware
WHO Television, LLC	Delaware
WI-Brown Deer-9001 North Green Bay Road, LLC	Delaware
WI-Milwaukee-1100 East Capital Drive, LLC	Delaware

Sch. II—5

WITI License, LLC	Delaware
WITI Television, LLC	Delaware
WJW License, LLC	Delaware
WJW Television, LLC	Delaware
WNEP, LLC	Delaware
WPHL, LLC	Delaware
WPIX, LLC	Delaware
WPMT, LLC	Delaware
WQAD License, LLC	Delaware
WQAD, LLC	Delaware
WREG License, LLC	Delaware
WREG, LLC	Delaware
WSFL, LLC	Delaware
WTVR License, LLC	Delaware
WTVR, LLC	Delaware
WXMI, LLC	Delaware
FoxCo Acquisition Finance Corporation	Delaware
FoxCo Acquisition Sub, LLC	Delaware
FoxCo Acquisition, LLC	Delaware
Local TV Aircraft, Inc.	Delaware
Local TV Finance Corporation	Delaware
Local TV Finance, LLC	Delaware
Local TV Holdings, LLC	Delaware
Local TV, LLC	Delaware
Tribune Broadcasting Kansas City, Inc.	Delaware
WDAF License, Inc.	Delaware
WDAF Television, Inc.	Delaware
KPLR, Inc.	Missouri

Sch. II—6

ANNEX A

None.

Annex A-1

ANNEX B

Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as are permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance upon Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S.”

Annex B-1